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Exhibit 14.4

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-111779) and the Registration Statement on Form F-4 (No. 333-112948) of MILLICOM INTERNATIONAL CELLULAR, S.A. of our report dated June 30, 2004 relating to the financial statements of COMUNICACIONES CELULARES, S.A., which appears in the Annual Report on Form 20-F of Millicom International Cellular, S.A. for the year ended December 31, 2003.

/s/ Robert Reyes
Robert Reyes
Director Partner
 BDO-AUDITORES Y CONSULTORES, S.A.
June 30, 2004

Exh 14.4-1

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  Exhibit 14.4
CONSENT OF INDEPENDENT AUDITOR